Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 10.1

SECOND AMENDMENT
TO COLLABORATION AND LICENSE AGREEMENT

This Second Amendment to Collaboration and License Agreement (the “Amendment”) is entered into effective as of the last date set forth on the signature page hereof (the “Effective Date”) by and between Lexicon Pharmaceuticals, Inc. (formerly known as Lexicon Genetics Incorporated), a Delaware corporation (“Lexicon”) and Bristol-Myers Squibb Company, a Delaware corporation (“BMS”).

R E C I T A L S

WHEREAS, Lexicon and BMS are parties to that certain Collaboration and License Agreement dated December 17, 2003, as amended (the “Collaboration Agreement”); and

WHEREAS, Lexicon and BMS desire to amend the Collaboration Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Lexicon and BMS hereby agree as follows:

1.
The terms in this Amendment with initial letters capitalized shall have the meaning set forth in this Amendment and if not defined in this Amendment shall have the meaning set forth in the Collaboration Agreement. Unless otherwise expressly stated, the Sections referred to herein refer to the Sections in the Collaboration Agreement.

2.	The following are hereby added to the Collaboration Agreement as new Sections 1.107, 1.108 and 1.109, respectively:

1.107    “LG921 Target” means the Target designated by Lexicon as LG921.

1.108    “MHLW Filing” means the filing of a marketing authorization application or other application for marketing approval for the applicable Product filed in Japan.

1.109    “MHLW Approval” means the final marketing authorization approval, including full marketing, pricing and reimbursement approval, for the applicable Product, in Japan.

3.	Section 2.5.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

2.5.1    Designation of BMS Targets and Lexicon Targets.

(a)    LG921 Target. Lexicon hereby obtains exclusive rights under Section 4.1.2.3 and Section 4.2.2 with respect to the LG921 Target and, accordingly, (i) the LG921 Target is hereby designated as a “Lexicon Target,” (b) Lexicon is hereby the Product Licensee with respect to the LG921 Target and (c) the exclusive licenses granted to Lexicon under Section 4.1.2.3 and Section 4.2.2 (including, without limitation, with respect to the Small Molecule Compound designated by BMS as [**]) shall apply to the LG921 Target.

(b)    Other Selected Targets. Upon the commencement of a Phase 1 Trial for the first pharmaceutical product acting through any given Selected Target other than the LG921 Target that contains a Development Candidate as an active ingredient, BMS will have the first option, exercisable by written notice to Lexicon, to obtain exclusive rights under Section 4.1.1.3 and Section 4.2.1 with respect to such Selected Target, upon the exercise of which option (a) such Selected Target shall be designated as a “BMS Target,” (b) BMS shall then be the Product Licensee

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

with respect to such BMS Target and (c) the exclusive licenses granted to BMS under Section 4.1.1.3 and Section 4.2.1 shall apply to such BMS Target. BMS shall deliver written notice to Lexicon within thirty (30) days of the commencement of such Phase 1 Trial of its election whether or not to be the Product Licensee for such Selected Target. If BMS fails, within such 30-day period, to deliver written notice to Lexicon of its election whether or not to be the Product Licensee for such Selected Target, Lexicon shall provide notice to BMS advising BMS that such notice by BMS is required. If BMS does not remedy such failure within thirty (30) days following Lexicon’s notice, then Lexicon shall have the option to obtain exclusive rights under Section 4.1.2.3 and Section 4.2.2 with respect to such Selected Target, upon the exercise of which option (a) such Selected Target shall be designated as a “Lexicon Target,” (b) Lexicon shall then be the Product Licensee with respect to such Lexicon Target and (c) the exclusive licenses granted to Lexicon under Section 4.1.2.3 and Section 4.2.2 shall apply to such Lexicon Target.

4.	The heading to Section 5.4 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

5.4    Milestone Payments.

5.	Section 5.4.2 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

5.4.2    Lexicon Products.

(a)    LG921 Target. For the LG921 Target, Lexicon shall pay BMS the following milestone payments for the first Lexicon Product acting through the LG921 Target:

Milestone Event	Payments for LG921 Target
First Indication
Commencement of a Phase 2 Trial	U.S. $[**]
Commencement of a Phase 3 Trial	[**]
NDA Filing	[**]
MAA Filing	[**]
MHLW Filing	[**]
NDA Approval	[**]
MAA Approval	[**]
MHLW Approval	[**]
Total	U.S. $34,500,000

Second and Third Indications
Commencement of a Phase 3 Trial	U.S. $[**]
NDA Filing	[**]
MAA Filing	[**]
MHLW Filing	[**]
NDA Approval	[**]
MAA Approval	[**]
MHLW Approval	[**]
Total	U.S. $16,000,000

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Sales Performance Milestones
First time Contract Year Net Sales greater than U.S. $[**]	U.S. $[**]
First time Contract Year Net Sales greater than U.S. $[**]	[**]
First time Contract Year Net Sales greater than U.S. $[**]	[**]
Total	U.S. $40,000,000

Subject to Section 5.4.3, Lexicon shall pay BMS milestone payments for each subsequent Lexicon Product acting through the LG921 Target in amounts, for each milestone event, equal to one‑half of the corresponding amounts set forth in the foregoing table. For each Lexicon Product acting through the LG921 Target that is a Post Opt-out Product, milestone payment amounts otherwise payable shall be reduced as set forth in Section 2.5.3.4.

(b)    Other Lexicon Targets. For each Lexicon Target other than the LG921 Target, Lexicon shall pay BMS the following milestone payments for the first Lexicon Product acting through such Lexicon Target:

Milestone Event	Payments for Lexicon Target other than LG921 Target
IND filing	U.S. $1,500,000
Commencement of a Phase 2 Trial	2,500,000
Commencement of a Phase 3 Trial	5,000,000
NDA Filing	5,000,000
MAA Filing	2,500,000
NDA Approval or MAA Approval (upon the first to occur)	8,500,000
Total	U.S. $25,000,000

Subject to Section 5.4.3, Lexicon shall pay BMS milestone payments for each subsequent Lexicon Product acting through the same Lexicon Target in amounts, for each milestone event, equal to one‑half of the corresponding amounts set forth in the foregoing table. For each Lexicon Product that is a Post Opt-out Product, milestone payment amounts otherwise payable shall be reduced as set forth in Section 2.5.3.4. For each Lexicon Product that acts through a Lexicon Target that was designated from a Lexicon Inactive Selected Target, the milestone payment amounts otherwise payable shall be reduced as set forth in Section 2.3.4.2.

6.	Section 5.4.3 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

5.4.3    Milestone Conditions. The milestone payments payable under Sections 5.4.1 and 5.4.2 with respect to Products acting through a given BMS Target or Lexicon Target, as the case may be, shall be subject to the following conditions.

(a)    Only one set of milestone payments will be paid for all Products containing a given Development Compound (including all forms and formulations of Products containing such Development Compound) upon the first occurrence of the milestone event for a Product containing that Development Compound, regardless of the number of times a milestone event may be achieved for Products containing such Development Compound (for example, regardless of the number of Phase 3 Trials and NDA Filings and Approvals that may be obtained for Products containing such Development Compound); provided, that, in the event a Phase 3 Trial is commenced in a second and/or third indication prior to NDA Approval in a first indication, the milestones for the

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

commencement of a Phase 3 Trial in such second and/or third indication shall be deferred until, and shall be subject to and contingent upon, NDA Approval in the first indication.

(b)    Each milestone payment shall be payable upon the first achievement of the milestone event for a given Development Compound; provided, however, for each subsequent Product containing a different Development Compound, the product development milestone payments for such subsequent Product shall be deferred until NDA Approval or MAA Approval is obtained for the first Product. Once NDA Approval or MAA Approval is obtained for the first Product, any deferred milestone payments for the next most advanced subsequent Product continuing in development will be due; provided that, if development of any Product is discontinued prior to NDA Approval or MAA Approval, any milestone payments made for such Product shall be credited against any milestone payments due for any subsequent Product. As each Product is approved, deferred milestone payments will be paid consistent with the foregoing principles.

(c)    Subject to the foregoing provisions of this Section 5.4.3, if any milestone event for a Product is achieved prior to or in the absence of the achievement of any preceding milestone event for such Product (e.g., an NDA filing for a Product without a Phase 3 Trial) then, effective upon achievement of any such milestone event, all previously unpaid payments for any such preceding milestone event(s) shall also become due and payable; provided, however, that if more than one sales performance milestone is first achieved in the same Contract Year, there shall be at most one sales performance milestone payment due for such Contract Year and, in such event, the payment for the highest sales performance milestone that is first achieved in such Contract Year shall become payable and the payment(s) for the lower of such sales performance milestones that are first achieved in such Contract Year shall remain eligible to be achieved and paid in subsequent Contract Years.

7.	Section 5.5.2 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

5.5.2    Lexicon Products.

(a)    LG921 Target. Lexicon shall pay BMS the following royalties on aggregate annual Net Sales in the Territory of Lexicon Products acting through the LG921 Target:

Aggregate Annual Worldwide Net Sales of Lexicon Products acting through LG921 Target in Contract Year	Royalty on Net Sales
Under U.S. $[**]	[**]%
From U.S. $[**] to U.S. $[**]	[**]%
From U.S. $[**] to U.S. $[**]	[**]%
Above $[**]	[**]%

By way of example, in a given Contract Year, if the aggregate annual worldwide Net Sales of a given Lexicon Product acting through the LG921 Target is $[**], the following royalty payment would be payable under this Section 5.5.2(a): ([**]% x $[**]) + ([**]% x $[**]) + ([**]% x $[**]) + ([**]% x $[**]) = $[**]. For Lexicon Products acting through the LG921 Target which are Post Opt-out Products, the foregoing royalty payment amounts may be subject to reduction as provided in Section 2.5.3.4.

(b)    Other Lexicon Targets. Lexicon shall pay to BMS the following royalties on aggregate annual Net Sales in the Territory of Lexicon Products acting through Lexicon Targets other than the LG921 Target:

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Aggregate Annual Worldwide Net Sales of Lexicon Products acting through Lexicon Targets other than LG921 Target in Contract Year	Royalty on Net Sales
Under U.S. $500,000,000	4.0%
From U.S. $500,000,000 to U.S. $1,000,000,000	4.5%
Above $1,000,000,000	7.0%

By way of example, in a given Contract Year, if the aggregate annual worldwide Net Sales of a given Lexicon Product acting through a Lexicon Target other than the LG921 Target is $3.5 billion, the following royalty payment would be payable under this Section 5.5.2(b): (4.0% x $0.5 billion) + (4.5% x $0.5 billion) + (7.0% x $2.5 billion) = $217.5 million. For Lexicon Products which are Post Opt-out Products, the foregoing royalty payment amounts may be subject to reduction as provided in Section 2.5.3.4. For Lexicon Products that act through a Lexicon Target that was designated from a Lexicon Inactive Selected Target, the above royalty payment amounts shall be reduced as set forth in Section 2.3.4.2.

8.
Pursuant to Section 2.5.3 of the Collaboration Agreement, BMS hereby notifies Lexicon of its election to discontinue further Research Program Activities with respect to the LG921 Target, effective as of Lexicon’s filing of an IND with respect to the first Lexicon Product acting through the LG921 Target. Notwithstanding any other provisions of the Collaboration Agreement, BMS agrees to provide prompt, reasonable assistance in providing documents and other information generated by BMS for the Lexicon Product acting through the LG921 Target and cooperation to Lexicon in support of Lexicon’s efforts to prepare and file such IND. Notwithstanding any other provisions of the Collaboration Agreement, for each of the Program Compounds listed in Exhibit A hereto, sufficient preclinical work to support the filing of an IND shall be deemed to have been completed at the time BMS notified Lexicon of its election to discontinue further Research Program Activities with respect to the LG921 Target.

9.
This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under the Collaboration Agreement, except as specifically set forth herein. The Collaboration Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties under any other agreement between the parties.

10.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Amendment as of the Effective Date.

Bristol-Myers Squibb Company

By:
(Signature of Authorized Representative)

Printed Name:

Title:

Date:

Lexicon Pharmaceuticals, Inc.

By:
(Signature of Authorized Representative)

Printed Name:

Title:

Date:

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

EXHIBIT A

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